UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 10, 2024

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The Joint Corp.

(Exact name of registrant as specified in its charter)

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Delaware	001-36724	90-0544160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16767 N. Perimeter Drive, Suite 110

Scottsdale, Arizona 85260

(Address of Principal Executive Offices) (Zip Code)

(480) 245-5960

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	JYNT	The NASDAQ Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The description of the Separation Agreement, the Employment Agreement, the Stock Option Agreement, the Restricted Stock Award Agreement, and the Confidentiality and Nonsolicitation Agreement set forth under Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Peter D. Holt

Effective October 10, 2024, Peter D. Holt resigned as President and Chief Executive Officer of The Joint Corp. (the “Company”) and as a member of the Company’s Board of Directors. In connection with Mr. Holt’s resignation, as of October 10, 2024, the Company and Mr. Holt entered into a confidential separation agreement and release of claims (the “Separation Agreement”), which includes a general release of all claims (the “General Release”). Pursuant to the Separation Agreement, Mr. Holt’s roles as the Company’s President and Chief Executive Officer and as a member of the Board will cease effective as of the effective date of October 10, 2024 (the “Termination Date”).

Pursuant to the Separation Agreement, if Mr. Holt signs and does not revoke the Separation Agreement or the General Release, during the Revocation Period (as defined in the Separation Agreement), (a) commencing on the first regular payroll date immediately following the end of the Revocation Period, the Company will continue to pay to Mr. Holt his annual base salary for a period of 12 months in accordance with its normal payroll processing; (b) if Mr. Holt (or Mr. Holt and Mr. Holt’s eligible dependents) timely and properly elects medical and dental insurance continuation rights under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company will pay up to six months of the cost of the COBRA premiums; (iii) Mr. Holt will receive a payment of $94,000 in full satisfaction of any obligations to him under the Company’s Short Term Incentive Plan; and (iv) Mr. Holt will receive a cash payment for accumulated vacation and sick time.

As of the Termination Date, under the Separation Agreement Mr. Holt acknowledges and agrees that the Separation Agreement and General Release will supersede and replace all benefits, rights, and obligations in connection with Mr. Holt’s employment with the Company. Accordingly, Mr. Holt further acknowledges and agrees that the Separation Agreement and General Release sets forth all compensation and benefits to which Mr. Holt is entitled and will be paid to Mr. Holt in full satisfaction thereof, in connection with Mr. Holt’s employment with the Company.

The treatment of Mr. Holt’s outstanding equity awards on account of his separation with the Company will be governed by the terms and conditions set forth in Mr. Holt’s existing equity award agreements entered into with the Company as well as the applicable equity award plan under which such equity awards had been granted. None of those equity awards will receive accelerated vesting under the Separation Agreement.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the Separation Agreement, and is subject to and qualified in its entirety by reference to the full text of the Separation Agreement, which is attached hereto as Exhibit 10.1.

Appointment of Sanjiv Razdan as President, CEO and Member of Board of Directors

Effective October 14, 2024, the Board of Directors of the Company appointed Sanjiv Razdan as President and Chief Executive Officer of the Company and as a member of the Company’s Board of Directors.

Mr. Razdan, age 54, most recently served as the President, Americas & India for The Coffee Bean & Tea Leaf, a global specialty coffee and tea house operating 1,200 cafes in 30 countries, a position he has held from 2021 until October 2024.

From 2018 through 2020, Mr. Razdan served as Chief Operating Officer of Sweetgreen, a California based food service company operating over 110 locations across 10 states.

From 2014 through 2017, he served as Senior Vice President and Chief Operations Officer of Applebee’s, a division of Dine Brands Global Limited. Applebee’s is the world’s largest casual dining restaurant chain, with $4.5 billion in system sales.

From 1995 through 2014, Mr. Razdan held various positions at YUM Brands, Inc., including, most recently, as President and Country General Manager for India from 2011 through 2014.

Agreements with Sanjiv Razdan

In connection with Mr. Razdan’s appointment, the Company entered into an employment agreement with Mr. Razdan, effective as of October 14, 2024 (the “Employment Agreement”). Under the terms of the Employment Agreement, Mr. Razdan is entitled to an annual base salary of $550,000 (subject to annual review by the Company’s Board of Directors or a committee thereof). Mr. Razdan is also eligible to participate in the Company’s executive compensation programs, to receive a discretionary annual bonus as determined by the Company’s Board of Directors or a committee thereof, and to receive annual and periodic stock-based compensation awards as determined by the Company’s Board of Directors or a committee thereof. Mr. Razdan is entitled to receive other standard benefits, participation in any group insurance, pension, retirement, vacation, expense reimbursement, relocation program (as applicable), and other plans, programs, and benefits approved by the Company’s Board of Directors or a committee thereof and made available from time to time to other executive employees of the Company, and certain insurance benefits.

Mr. Razdan is entitled to a monthly travel and living allowance of $2,000 and to severance benefits upon certain termination events.

On October 14, 2024, the Company also entered into a Stock Option Agreement and a Restricted Stock Award Agreement with Mr. Razdan providing awards of Stock Options and Restricted Stock Award with an aggregate value of $800,000 on the date of grant. The awards qualify as “inducement grants” under rules of the Nasdaq stock exchange and are in addition to future annual grants that Mr. Razdan may receive under the terms of the Employment Agreement and the Company’s existing 2024 Incentive Stock Plan.

Mr. Razdan also entered into a Confidentiality and Nonsolicitation Agreement with the Company contemporaneously with the Stock Option Agreement and the Restricted Stock Award Agreement, pursuant to which Mr. Razdan is subject to certain restrictive covenants, including confidentiality and nonsolicitation covenants, during the period of his employment and for a period thereafter.

As an employee director, the Company does not anticipate the Mr. Razdan will serve on any of the committees of the Company’s Board of Directors. Other than the Employment Agreement, the Stock Option Agreement, the Restricted Stock Award Agreement, and the Confidentiality and Nonsolicitation Agreement, there are no other arrangements or understandings pursuant to which Mr. Razdan was appointed as an executive officer or director of the Company. There are no related party transactions between the Company and Mr. Razdan reportable under Item 404(a) of Regulation S-K. Mr. Razdan has no family relationship with any director or executive officers of the Company.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the Employment Agreement, the Restricted Stock Award Agreement, the Stock Option Agreement, and the Confidentiality and Nonsolicitation Agreement and is subject to and qualified in its entirety by reference to the full text of the Employment Agreement, the Restricted Stock Award Agreement, the Stock Option Agreement, and the Confidentiality and Nonsolicitation Agreement, which are attached hereto as Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, and Exhibit 10.5, respectively.

Item 7.01. Regulation FD Disclosure.

On October 14, 2024, the Company issued a press release announcing the resignation of Mr. Holt and the appointment of Mr. Razdan. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On October 15, 2024, the Company issued a press release announcing the inducement grants to Mr. Razdan. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01 and in Exhibit 99.1 and Exhibit 99.2 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibits

10.1	Separation Agreement and Release, dated October 13, 2024, by and between the Registrant and Peter D. Holt
10.2	Employment Agreement, dated October 14, 2024, by and between the Registrant and Sanjiv Razdan
10.3	Restricted Stock Award Grant Agreement, dated as of October 14, 2024, by and between the Registrant and Sanjiv Razdan
10.4	Stock Option Agreement, dated as of October 14, 2024, by and between the Registrant and Sanjiv Razdan
10.5	Confidentiality and Nonsolicitation Agreement, dated as of October 14, 2024, by and between the Registrant and Sanjiv Razdan
99.1	Press Release dated October 14, 2024
99.2	Press Release dated October 15, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Joint Corp.

Date: October 15, 2024	By:	/s/ Jake Singleton
Jake Singleton
Chief Financial and Accounting Officer